Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 14, 2009, with respect to the consolidated financial statements of Resource Real Estate Opportunity REIT, Inc. (a Maryland Corporation in the Development Stage) contained in this Amendment No. 1 of the Registration Statement and Prospectus on Form S-11 (File No. 333-160463). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
September 14, 2009